        John H. Lively

                                                                                              The Law Offices of John H. Lively & Associates, Inc.

                                                                                              A member firm of The 1940 Act Law Group

                                                                                              11300 Tomahawk Creek Parkway, Suite 310

        Leawood, KS  66211

        Phone: 913.660.0778   Fax: 913.660.9157

        john.lively@1940actlawgroup.com

September 27, 2013

Clark Fork Trust

218 East Front Street, Suite 205

Missoula, Montana 59802

Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Tarkio Fund, a series portfolio of Clark Fork Trust (the “Trust”), which is included in Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-171178), and Amendment No. 5 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22504), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.